UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

Asian Trends Media Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

Suite 1902, 19th Floor Tower II, Kodak House Quarry Bay, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2102-0100

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 25, 2010, the Company entered into an Agreement for a Share Exchange (the “Agreement”) with Global Mania Empire Management Ltd., a Hong Kong company (“Global”) and the owners and shareholders of Global, namely Kwong Kwan Yin Roy, Dragon Billion International Limited, Lam Wai Hon Johnson, and Wong Wing Fung Charlie (the “Shareholders”).  Global specializes in projects and artistes management, and has a vast and highly diversified background in show business and related industries.  Global delivers the highest levels of professionalism and experience and provides strategic counsel, creative solutions and timely, responsive services.

On August 31, 2010, the parties closed the Agreement as described herein. Upon the closing of the transactions contemplated in the Agreement, the Company acquired 100% ownership of Global.  Consideration to be paid by the Company was a total of 22,147,810 shares of its common stock (the “Exchange Shares”) in exchange for 100% ownership of Global (such share exchange shall be referred to herein as the “Exchange”).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

The audited financial statements of Global Mania Empire Management Ltd., for the years ended December 31, 2008 and 2009, as well as the quarterly statements for March 31, 2010 and June 30, 2010, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

The unaudited Pro Forma Consolidated Financial Statements as of December 31, 2009, as well as the quarterly statements for March 31, 2010 and June 30, 2010, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN TRENDS MEDIA HOLDINGS, INC.

By:	/s/ Zhi Jian Zeng
Name: Zhi Jian Zeng
Title: CEO

Dated: August 31, 2010